$-------------(U.S.)                                   Dated: December 31, 1995





                                PROMISSORY NOTE


     FOR VALUE RECEIVED, -----------------, an individual resident of the state of Utah ("Maker"), promises to pay to AMERICAN FINANCIAL HOLDING, INC., a Delaware corporation ("Payee"), or order, -------------------------------
Dollars ($------------), with interest on the unpaid principal balance at eight (8%) per annum, due and payable on or before 30 days after demand or, if no demand, in any event on or before December 31, 1998, with no penalty for prepayment.

     Payments of principal and interest shall be made in lawful money of the United States of America to the above-named Payee at P.O. Box 683, 225 South 200 West, Farmington, Utah 84025-0683, or order.

     Every Maker, endorser, and guarantor of this Note, or the obligation represented hereby, waives presentment, demand, notice, protest, notice of protest, or enforcement of this Note, assents to any extensions or postponements of the time of payment or any other indulgence and to the addition to release of any other party or person primarily or secondarily liable. None of the rights and remedies of the Payee hereunder is to be waived or affected by failure or delay to exercise them. All remedies conferred on the Payee of this Note shall be cumulative and none is exclusive. Such remedies may be exercised concurrently or consecutively at the Payee's option.

     If this Note is placed with an attorney for collection, or if suit be instituted for collection or if any other remedy permitted by law is pursued by the Payee hereof because of any default in the terms and conditions herein, then in such event, the undersigned agrees to pay reasonable attorneys' fees, costs, and other expenses incurred by the Payee hereof in so doing.

     This Note shall be governed by and construed in accordance with the laws of the state of Utah.

     This Note is partially secured by options to purchase common stock of Payee and certain stock pledged by an accommodation pledgor.

                              /s/ Maker


SCHEDULE OF MAKERS AND NOTE AMOUNTS:

     (a)  Kenton L. Stanger - $783,213;
     (b)  Raymond L. Punta - $550,147;
     (c)  Tim L. Hansen - $652,190; and
     (d)  Ray P. Brown - $665,589